UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2014 (October 22, 2014)

USG Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(312) 436-4000

Check  the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2014, USG Corporation (the “Company”) entered into the Fourth Amendment and Restatement Agreement (the “Restatement Agreement”), among the Company, certain of the Company’s wholly-owned domestic and Canadian subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as an issuing bank, JPMorgan Chase Bank, N.A. Toronto Branch (the “Canadian Agent”), and the lenders party thereto (including as issuing banks), pursuant to which, among other things (1) the Company’s Third Amended and Restated Credit Agreement, dated as of December 21, 2010, was amended and restated as the Fourth Amended and Restated Credit Agreement, dated as of October 22, 2014 (the “Credit Agreement”), among the Company, as the “U.S Borrower,” CGC Inc., a New Brunswick corporation and wholly-owned indirect subsidiary of the Company, as the “Canadian Borrower,” the Administrative Agent, the Candian Agent, the lenders party thereto and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, (2) the Canadian Borrower became a party to the Credit Agreement and (3) the maximum borrowing limit under the Credit Agreement was increased from $400 million to $450 million (including a $50 million borrowing sublimit for the Canadian Borrower).  The Company’s obligations under the Credit Agreement are secured by trade receivables and inventory of the Company and the Company’s material domestic subsidiaries (the “U.S Guarantors” and together with the Company, the “U.S. Loan Parties”).  The Canadian Borrower’s obligations under the Credit Agreement are secured by trade receivables and inventory of the Company and the Company’s material Canadian subsidiaries (the “Canadian Guarantors” and together with the Canadian Borrower, the “Canadian Loan Parties”) and the U.S. Guarantors.  The Canadian Loan Parties do not guaranty, nor do their assets secure, any obligations of the Company or the U.S. Loan Parties under the Credit Agreement.

The Credit Agreement allows for the borrowing of revolving loans (the “Revolving Loans”) and issuance of letters of credit (up to a maximum of $200 million at any time outstanding, in aggregate, up to $5 million of which can be issued for the benefit of the Canadian Borrower and its subsidiaries) to the Company and its subsidiaries in an aggregate principal amount not to exceed $450 million (as such amount may from time to time be increased in accordance with the following paragraph) at any time outstanding (the “Revolving Commitment”).  Pursuant to the Credit Agreement, the maximum principal amount of Revolving Loans and letters of credit that may be borrowed by and/or be issued in favor of the Company at any time (the aggregate outstanding amount of which at any time being referred to as the “U.S. Revolving Exposure”) may not exceed the lesser of (1) the Revolving Commitment at such time (less the sum of the outstanding principal balance of the Revolving Loans and letters of credit made and/or issued to or for the account of the Canadian Borrower at such time, such sum being the “Canadian Revolving Exposure”) and (2) the excess of (a) a borrowing base determined by reference to the eligible trade receivables and inventory of the Company and the U.S. Guarantors (as more fully described in the Credit Agreement, the “U.S. Borrowing Base”), minus (b) the amount by which the Canadian Revolving Exposure exceeds the Canadian Borrowing Base (as defined in the Credit Agreement) at such time.  The maximum principal amount of Revolving Loans and letters of credit that may be borrowed by and/or be issued in favor of the Canadian Borrower at any time may not exceed the lesser of (1) $50 million and (2) the sum of a borrowing base determined by reference to the eligible trade receivables and inventory of the Canadian Loan Parties (as more fully described in the Credit Agreement), plus the U.S. Borrowing Base, minus the U.S. Revolving Exposure at such time, but in no event can the sum of the U.S. Revolving Exposure and the Canadian Revolving Exposure exceed the amount of the Revolving Commitment as in effect at such time.

The Revolving Commitment may be increased at the request of the Company and with the agreement of the lenders agreeing to provide increased or new lending commitments, provided that the maximum allowable borrowings after giving effect to the increase may not exceed $650 million.

The Revolving Loans made to the Company or, if denominated in U.S. dollars, to the Canadian Borrower, will bear interest at a floating rate based upon the Alternate Base Rate plus a margin ranging from 0 to 100 basis points or, at the option of the Company (or, if applicable, the Canadian Borrower), the Adjusted LIBO rate (each as described in the Credit Agreement) plus a margin ranging from 100 to 200 basis points.  The Revolving Loans made to the Canadian Borrower in Canadian Dollars will bear interest at a floating rate based upon the Canadian Prime Rate plus a margin ranging from 0 to 100 basis points or, at the option of the Canadian Borrower, CDOR (each as defined in the Credit Agreement) plus a margin ranging from 100 to 200 basis points.  The applicable margins are determined based upon the Company’s total net leverage ratio (as calculated as set forth in the Credit Agreement).  A letter of credit fee will accrue on the undrawn face amount of each letter of credit at a per annum rate equal to the applicable margin with respect to the Adjusted LIBO rate and CDOR rate.  In addition, the issuing bank will be entitled to a fronting fee in respect of each letter of credit it issues in an amount equal to 12.5 basis points per annum while such letter of credit remains outstanding.  The Company is also required to pay a quarterly fee of 0.25% on the average unused amount of Revolving Commitment during such quarter.

The Credit Agreement also provides for a revolving swingline loan subfacility for the Company of up to $20 million (subject to the limitations on overall U.S. Revolving Exposure described above).  All swingline loans will bear interest at the Alternate Base Rate plus the applicable margin as described above.  In addition, the Credit Agreement also provides for Revolving Loans that, at the request of the Company or the Canadian Borrower and in the Administrative Agent’s sole discretion, result in borrowings that exceed the maximum allowable borrowings under the Credit Agreement (but in no event, in excess of the Revolving Commitment, “Overadvances”).  Overadvances may not exceed $25 million in aggregate at any time outstanding, may not remain outstanding for more than 30 days and will bear interest at the Alternative Base Rate (if denominated in U.S. dollars) or the Canadian Prime Rate (if denominated in Canadian dollars), plus the otherwise applicable margin, plus 2% per annum.

Each of the borrowers may prepay the Revolving Loans under the Credit Agreement in its discretion without premium or penalty.  The Credit Agreement terminates on October 22, 2019 unless terminated earlier in accordance with its terms.  The Credit Agreement includes an earlier termination date which would occur on the 91st day prior to the scheduled maturity of the Company’s 2016 and 2018 senior notes unless such notes have either been repaid, defeased in full or their maturity has been extended to a date occurring at least 91 days after the maturity of the Credit Agreement (each a “Note Event”); provided that notwithstanding that no Note Event has occurred, such early termination date will not be deemed to occur for so long as (x) the Company continues to maintain liquidity (as calculated as set forth in the Credit Agreement) of at least $350 million until a Note Event occurs and (y) immediately following any such Note Event (if any) the Company would have liquidity of at least $250 million after giving effect to the Note Event (and immediately failing which, such early termination date will be deemed to have occurred).

The Credit Agreement contains a financial covenant that would require the Company to maintain a minimum fixed charge coverage ratio of not less than 1.0 to 1.0 if Excess Availability (as defined in the Credit Agreement) is less than an amount equal to 10% of the lesser of (a) the aggregate Revolving Commitment at such time and (b) the Aggregate Borrowing Base (as defined in the Credit Agreement) at such time.  The Company would be required to continue to comply with such financial covenant until Excess Availability exceeds such minimum threshold for 30 consecutive calendar days thereafter.

The Credit Agreement also contains customary representations and warranties and usual and customary affirmative and negative covenants that, among other things, restrict the Company’s and certain of its subsidiaries’ ability, in certain circumstances, to (1) incur indebtedness, (2) create liens, (3) merge or consolidate with certain entities, (4) engage in any business other than business of the type or reasonably related to the type conducted on the date of the Credit Agreement, (5) sell, transfer, lease or otherwise dispose of all or substantially all of their assets, (6) issue or sell equity interests of certain of the Company’s subsidiaries, (7) make certain investments, loans or advances, (8) engage in certain sale-leaseback transactions, (9) enter into certain swap or similar agreements, (10) make certain dividends, distributions, repurchases and other restricted payments and (11) engage in certain affiliate transactions.  The Credit Agreement also contains certain customary events of default, including, but not limited to, the failure to make required payments, material breaches of representations or warranties, the failure to observe certain covenants or agreements, the failure to pay or default of certain other indebtedness, the failure to maintain the guarantee pursuant to the Guarantee Agreement described below, certain adverse material monetary judgments, bankruptcy, insolvency and a change of control.  Borrowings under the Credit Agreement are subject to acceleration upon the occurrence of events of default.

In connection with the Credit Agreement, the Company, the Canadian Borrower and the U.S. Guarantors and Canadian Guarantors entered into an Amended and Restated Guarantee Agreement dated as of October 22, 2014 (the “Guarantee Agreement”) in order to (1) amend and restate the Guarantee Agreement, dated as of January 7, 2009 among the Company, the U.S. Guarantors and the Administrative Agent and (2) join the Canadian Guarantors as parties to such agreement, in each case, to facilitate (a) the guarantee by the U.S. Guarantors of the obligations and liabilities of the U.S. Borrower and the Canadian Borrower under the Credit Agreement and (b) the guarantee by the Canadian Guarantors of the obligations and liabilities of the Canadian Borrower under the Credit Agreement.

In connection with the Credit Agreement, the Company and the U.S. Guarantors also amended and reaffirmed their obligations under the U.S. Pledge and Security Agreement, dated as of January 7, 2009 (the “U.S. Pledge and Security Agreement”), among the Company, certain of the U.S. Guarantors and the Administrative Agent, pursuant to which the Company and such U.S. Guarantors granted a security interest in all of their trade receivables and inventory, and proceeds in respect thereof, and all related deposit accounts to the Administrative Agent as collateral for borrowings by and other obligations of the Company and the Canadian Borrower under the Credit Agreement and the obligations of the U.S. Loan Parties and the Canadian Loan Parties under the Guarantee Agreement.

In connection with the Credit Agreement, the Canadian Borrower and certain of the Canadian Guarantors entered into a Pledge and Security Agreement, dated as of October 22, 2014 (the “Canadian Pledge and Security Agreement”), with the Administrative Agent, pursuant to which the Canadian Borrower and such Canadian Guarantors granted a security interest in all or their trade receivables and inventory, and proceeds in respect thereof, and all related deposit accounts to the Administrative Agent as collateral for borrowings by and other obligations of the Canadian Borrower under the Credit Agreement and the obligations of the Canadian Loan Parties under the Guarantee Agreement.

As disclosed under Item 1.02 of this Current Report on Form 8-K, in connection with (and as a condition precedent to) becoming a party to and a borrower under the Credit Agreement, the Canadian Borrower terminated the Canadian Credit Agreement (as defined below).

Copies of the Restatement Agreement, the Credit Agreement, the Guarantee Agreement, the U.S. Pledge and Security Agreement (as amended) and the Canadian Pledge and Security Agreement will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.  The foregoing descriptions of the Restatement Agreement, the Credit Agreement, the Guarantee Agreement, the U.S. Pledge and Security Agreement and the Canadian Pledge and Security Agreement are qualified in their entirety by reference to the full text of such documents.

Item 1.02	Termination of a Material Definitive Agreement.

On October 22, 2014, the Canadian Borrower terminated the Credit Agreement, dated as of June 30, 2009 (as amended, the “Canadian Credit Agreement”), between the Canadian Borrower and The Toronto-Dominion Bank, and repaid all amounts owing by it to The Toronto-Dominion Bank thereunder without early termination penalties.  The Canadian Credit Agreement allowed for revolving loans and letters of credit (up to Canadian $3 million in aggregate) in an aggregate principal amount not to exceed Canadian $40 million.  The Canadian Credit Agreement was secured by a general security interest in substantially all of the Canadian Borrower’s assets other than intellectual property.  The Canadian Credit Agreement was to mature on June 30, 2015, unless terminated earlier in accordance with its terms.

Descriptions of the material terms of the Canadian Credit Agreement were filed in the Company’s Current Reports on Form 8-K filed by with the Securities and Exchange Commission on July 7, 2009 and February 3, 2012, and such descriptions are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 23, 2014, the Company issued a press release containing earnings information for the quarter and nine months ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 hereto. As previously announced, a conference call and webcast to discuss third quarter 2014 results will be held at 8 a.m. Central Time on October 23, 2014. A copy of the slides to be presented as part of the webcast is furnished as Exhibit 99.2 hereto.

The information contained in this Item 2.02, including the Exhibit hereto, shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934 and it shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 except as expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K relating to the Credit Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – USG Corporation press release dated October 23, 2014.

Exhibit 99.2 – USG Corporation presentation slides dated October 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date:	October 23, 2014	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger,
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	USG Corporation press release dated October 23, 2014
99.2	USG Corporation presentation slides dated October 23, 2014